Rule 424(b)(3)
                                                     File No. 33-49967


PRICING SUPPLEMENT NO.   47    DATED   9/18/97
(To Prospectus Dated August 18, 1993, as supplemented by the Prospectus Supplement Dated August 18, 1993)

SOUTHWESTERN BELL TELEPHONE COMPANY
Medium-Term Notes, Series C
Due From 9 months or More From Date of Issue


Fixed Rate Note

Trade Date:          9/17/97         Interest Rate Per      6.64%
                                     Annum:
                     ---------------                       ---------------------

Settlement Date:     9/22/97           Stated Maturity Date:  9/22/2008
                     ---------------                       ---------------------

Issue Price (expressed as a percentage of the Principal Amount, before Agent's discount, if any): 100%

Agent's commission or discount from Issue Price (expressed as a percentage of the Principal Amount): 0.600%

Regular Interest Payment Dates:    May 15 and November 15

Form of Note: Book Entry             Depository: DTC

Principal amount offered to or through each Agent:

                                                -------          ------
                Goldman, Sachs & Co., acting as:       agent           principal
----------------                                -------          ------

                                                -------          ------
                Morgan Stanley & Co., acting as:       agent           principal
----------------                                -------          ------

                                                -------          ------
  $10,000,000   Merrill Lynch & Co., acting as:   X    agent           principal
----------------                                -------          ------

If acting as principal, the Agents propose to resell the Notes at varying prices related to prevailing market prices at the time of resale, as determined by each Agent. Each Agent will be committed to take and pay for its respective principal amount of the Notes if any are taken by such Agent.


Redemption:

-------
   X    The Notes are not redeemable prior to the Maturity Date.
-------

-------
        The Notes are redeemable prior to the Maturity Date at the option of the
-------
        Company on and after ____________ at par.